Exhibit 21
SUBSIDIARIES OF RENTECH, INC.
Rentech Development Corporation, a Delaware corporation
   formerly Rentech Development Corporation, a Colorado corporation
Rentech Energy Technology Center, LLC, a Colorado limited liability company formerly named Sand Creek Energy, LLC, a Colorado limited liability company
Rentech Services Corporation, a Colorado corporation
GCSEC Holdings, LLC, a Delaware limited liability company
   formerly named RSFC, LLC, a Delaware limited liability company
Gulf Coast Synthetic Energy Center, LLC, a Delaware limited liability company formerly named RSFC Land Management, a Delaware limited liability company
Rentech SilvaGas LLC, a Delaware limited liability company
SilvaGas Corporation, a Delaware corporation
RREC Holdings, LLC, a Delaware limited liability company
Rialto Renewable Energy Center, LLC, a Delaware limited liability company
Rialto Power, LLC, a Delaware limited liability company
ClearFuels Technology Inc., a Hawaii corporation
RTK Canada Energy Holdings, ULC, a British Columbia unlimited liability corporation
Olympiad Renewable Energy Centre, ULC, a British Columbia unlimited liability corporation
Northwest Florida Renewable Energy Center, LLC, a Delaware corporation
Rentech Nitrogen GP, LLC, a Delaware limited liability company
Rentech Nitrogen Partners, L.P., a Delaware limited partnership
Rentech Nitrogen Holdings, Inc., a Delaware corporation
Rentech Nitrogen, LLC, a Delaware limited liability company
   formerly named Rentech Energy Midwest Corporation, a Delaware corporation
ClearFuels Hawaii, LLC, a Hawaii limited liability company